UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2008
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415)247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement
On June 29, 2008, Del Monte Corporation (“Del Monte”), a wholly-owned subsidiary of Del Monte Foods Company, entered into a Purchase Agreement with Dongwon Enterprise Co., Ltd. (“Dongwon Enterprise”), Dongwon Industries Co., Ltd. (“Dongwon Industries”), Dongwon F&B Co., Ltd. (“Dongwon F&B”, and together with Dongwon Enterprise and Dongwon Industries, “Dongwon”), Starkist Co. (“Buyer”), and Starkist Samoa Co. (“Acquisition Sub”). Pursuant to the Purchase Agreement, Del Monte will (i) sell to Buyer all of the outstanding stock of Galapesca S.A., Panapesca Fishing, Inc. and Marine Trading Pacific, Inc.; (ii) cause Star-Kist Samoa, Inc. to be merged with and into Acquisition Sub; and (iii) sell to Buyer certain assets that are primarily related to Del Monte’s business of manufacturing, marketing, selling and distributing StarKist brand products and private label seafood products (collectively, the “Business”).
Under the terms of the Purchase Agreement, Dongwon will assume certain liabilities related to the Business and will pay a purchase price in cash of approximately $363 million, subject to adjustment based on a determination of working capital at closing. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, and a specific indemnity for certain environmental liabilities. The transaction is subject to antitrust and third-party approvals, and other customary closing conditions. At closing, Del Monte will enter into a two-year Operating Services Agreement pursuant to which Del Monte will provide operational services, such as warehousing, distribution, transportation, sales, IT, and administration, to Buyer.
Neither Del Monte nor any of its affiliates have any material relationships with Dongwon, Acquisition Sub or Buyer, or any of their respective directors, officers or affiliates.
This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Del Monte Foods Company, Del Monte, or any of Del Monte’s subsidiaries. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Del Monte’s public disclosures.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
        (d) Exhibits

Exhibit	Description

2.1
Purchase Agreement by and among Del Monte Corporation, Dongwon Enterprise Co., Ltd., Dongwon Industries Co., Ltd., Dongwon F&B Co., Ltd., Starkist Co. and Starkist Samoa Co., dated as of June 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: July 1, 2008	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

2.1
Purchase Agreement by and among Del Monte Corporation, Dongwon Enterprise Co., Ltd., Dongwon Industries Co., Ltd., Dongwon F&B Co., Ltd., Starkist Co. and Starkist Samoa Co., dated as of June 29, 2008.